SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2001

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 369-4300

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

             On September 24, 2001, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that it has submitted a supplemental pre-market approval (PMA) application to the Food & Drug Administration (FDA) for use of the GlucoWatch® biographer by children and adolescents (ages 7-17) with diabetes.  Also, the Company announced that it decided to terminate all Rule 10b5-1 trading plans that were in effect for several members of its management team.

Item 7. Financial Statements and Exhibits.

             (c)         Exhibits.

             Exhibit Number

99.1      Press Release by Cygnus, Inc. dated September 24, 2001 referred to in Item 5 above.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	September 27, 2001	By:	/s/ Barbara G. McClung

Barbara G. McClung
Senior Vice President
and General Counsel